EXHIBIT 22 - PARENT AND SUBSIDIARIES OF THE REGISTRANT

     The Company has no parent. The following were subsidiaries of the Company as of December 31, 1996.

                                                                Percentage of
                                              Jurisdiction    Voting Securities
                                                   of              Owned By
             Name                             Organization     Immediate Parent
--------------------------------------------------------------------------------
 Bemis Company, Inc. (the "Registrant")

        Banner Packaging, Inc.                  Wisconsin            100%

        Bemis Export Co. Ltd.                   Jamaica               80%

        Bemis Packaging Machinery
          Company Mexico S.A. de C.V.           Mexico               100%

        Bolsas Bemis S.A. de C.V.               Mexico                50%

        Curwood, Inc.                           Delaware             100%
          Curwood Packaging (Canada) Limited    Canada               100%
          Perfecseal, Inc                       Delaware             100%
                Perfecseal Internacional de
                    Puerto Rico, Inc.           Delaware             100%
                Perfecseal International Ltd.   Delaware             100%
                    Perfecseal Limited          United Kingdom       100%

 Hayssen Manufacturing Company                  Delaware             100%
        Bemis U.K. Limited                      United Kingdom        50%
              Hayssen Europa Limited            United Kingdom       100%
        Hayssen Europa GmbH                     Germany              100%
        Hayssen Europa S.p.A.                   Italy                100%
        Hayssen Mexico S.A. de C.V.             Mexico                98%

 Hayssen Mexico S.A. de C.V.                    Mexico                 2%

 MacKay, Inc.                                   Kentucky             100%

 Milprint, Inc.                                 Wisconsin            100%

                                                                     CONTINUED

                                                                Percentage of
                                              Jurisdiction    Voting Securities
                                                   of              Owned By
             Name                             Organization     Immediate Parent
--------------------------------------------------------------------------------

 Morgan Adhesives Company                     Ohio                   86.9%

      Accraply, Inc.                          Ohio                    100%

      Bemis Coordination Center S.A.          Belgium                  33%

      Bemis Export Co. Ltd.                   Jamaica                  20%

      Bemis U.K. Limited                      United Kingdom           50%
              MACtac U.K. Limited             United Kingdom          100%

      Enterprise Software, Inc.               Ohio                    100%

      MACtac Europe S.A.                      Belgium                  89%
           Bemis Coordination Center S.A.     Belgium                  67%
           Bemis Technologies S.A.            Belgium                 100%
           MACtac Asia-Pacific Self-
              Adhesive Products Pte Ltd.      Singapore               100%
           MACtac Deutschland GmbH            Germany                 100%
           MACtac France S.a.r.l.             France                  100%

      MACtac Scandinavia A.B.                 Sweden                  100%

      MACtac Canada Ltd/Ltee                  Canada                  100%
           MACtac Europe S.A.                 Belgium                  11%

      MACtac A.G.                             Switzerland             100%

      MACtac Mexico S.A.                      Mexico                   49%

      MACtac, Inc.                            Ohio                    100%

 Pervel Industries, Inc.                      Delaware                100%

                                BEMIS COMPANY, INC.

                     222 South Ninth Street, Suite 2300

                             Minneapolis, Minnesota

                                   55402-4099

                                (612) 376-3000



                            Benjamin R. Field, III
                         Senior Vice President, Chief
                       Financial Officer and Treasurer


                             Robert F. Kleiber
                       Director of Investor Relations

APPENDIX TO THE ELECTRONIC FILING - 1996 FORM 10-K

Data appearing on bar charts on page one of the 1996 Annual Report.


                             1992         1993        1994       1995      1996
                             ----         ----        ----       ----      ----

 Earnings Per Share          $1.10        $.86        $1.40     $1.63     $1.90


 Net Sales ($ Millions)     $1,181      $1,203       $1,390    $1,523     $1,655


 Return on Average
 Total Capital                11.8%       9.2%        13.4%     13.5%     13.7%


 Dividends paid Per
 Common Share                 $.46        $.50         $.54     $.64       $.72